Exhibit 23


                   REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT


We consent to the use in this Registration Statement of SK Realty Ventures, Inc. on Form SB-2 Amendment #7, of our report dated September 26, 2005, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus.



/s/  H J & Associates, LLC
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H J & Associates, LLC
Salt Lake City, Utah
January 20, 2006